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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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United Park City Mines Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED PARK CITY MINES COMPANY
P. O. Box 1450
Park City, Utah 84060
Telephone: (435) 649-8011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 20, 2003

To the Stockholders:

        The annual meeting ("Meeting") of stockholders of UNITED PARK CITY MINES COMPANY ("Company") will be held at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, on Tuesday, May 20, 2003, commencing at 10:00 A.M. (Mountain Daylight Time) for the following purposes:

  1.
  To elect six directors to the Board of Directors;

  2.
  To approve the appointment of independent accountants for the fiscal year ending December 31, 2003.

  3.
  To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

        The Board of Directors has fixed the close of business on April 9, 2003, as the record date for the determination of stockholders entitled to notice of the Meeting. All stockholders of record of the Company at that time will be entitled to vote at the Meeting. The transfer books will not be closed. A listing of those stockholders entitled to vote will be available for inspection ten days prior to the Meeting at the Company's principal executive offices located approximately 1 1/2 miles south of Park City, Utah, on Highway 224.

        Stockholders who do not plan to attend the Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy card and return it to the Company in the enclosed envelope.

By Order of the Board of Directors,

Michael R. Salmond Secretary

Park City, Utah
May 1, 2003

THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT STOCKHOLDERS OF THE COMPANY. NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN. THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL NOR A SOLICITATION OF OFFERS TO BUY OR SELL ANY SECURITY.

UNITED PARK CITY MINES COMPANY
P. O. Box 1450
Park City, Utah 84060
Telephone: (435) 649-8011

May 1, 2003

PROXY STATEMENT

PROXY SOLICITATION

        This statement is furnished in connection with the solicitation by the Board of Directors of United Park City Mines Company, a Delaware corporation ("Company"), of proxies to be voted at the Company's annual meeting of stockholders ("Meeting") to be held on May 20, 2003 and at any and all postponements or adjournments thereof. This proxy statement and form of proxy are being sent to stockholders on approximately April 24, 2003.

        If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting. Each proxy will be voted as instructed and, if no instruction is given, will be voted "FOR" the election of the named directors and "FOR" the reappointment of the Company's current independent accountants. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a later dated proxy which is delivered to the Secretary of the Company before vote is taken at the Meeting,, or by voting in person at the Meeting.

        EquiServe, First Chicago Trust Division, the Company's transfer agent, will tabulate votes. Shares represented by abstentions will be counted in determining the number of shares present at the meeting, but are not counted as a vote in favor of a proposal, and therefore have the same effect as a vote withheld. Broker non-votes are counted in determining the number of shares present at the meeting.

PERSONS MAKING THE SOLICITATION

        The proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies (which the Company estimates will be approximately $5,000) will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone, or telegraph, but will receive no extra compensation for doing so.

STOCKHOLDERS ENTITLED TO VOTE

        The only shares that may be voted at the Meeting are the 3,249,411 shares of the Company's common stock ("Common Stock") outstanding on April 9, 2003, the record date for determination of stockholders entitled to notice of and to vote at the Meeting. Each share is entitled to one vote on each matter submitted for vote at the meeting. The six directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and which are entitled to vote on the election of directors. The Company's choice of its independent accountants will be ratified if the ratification is approved by the affirmative vote of the majority of the shares present at the Meeting in person or represented at the Meeting by proxy.

PROPOSAL NUMBER 1
TO ELECT SIX DIRECTORS TO THE BOARD OF DIRECTORS

        The six persons named below are currently directors of the Company and have been nominated by management to stand for re-election as directors of the Company at the Meeting to serve for the coming year or until such time as their successors shall be elected and qualified. The Company expects that all of the nominees will be able to serve as directors. If any nominee should become unavailable, however, the Company anticipates that the proxy holders will vote for a substitute designated by management. No family relationships exist among the members of the Board of Directors.

Name	Age	Position
Joseph S. Lesser	74	Director
Peter S. Duncan	43	Director
Alan L. Gordon	68	Director
Ronald S. Krolick	53	Director
Mark Mashburn	46	Director
Hank Rothwell	55	President, Chief Executive Officer, and Director

        Mr. Lesser has been a director of the Company since August 1985. Since 1979, he has been the managing member of Loeb Partners Realty LLC or the general partner of its predecessor company, real estate investment companies in New York, New York. He is also Managing Partner of Loeb Investors Co. XL, a real estate investment company in New York, New York. See "Security Ownership of Certain Beneficial Owners and Management."

        Mr. Duncan has been a director of the Company since January 2001. Mr. Duncan has been the President and Chief Executive Officer of George Comfort & Sons, Inc. ("Comfort") since 1996. Comfort is a real estate concern based in New York City, which is involved with the ownership and management of approximately eight million square feet of commercial office and loft properties. Mr. Duncan has held various positions with Comfort for over eighteen years, where he is actively involved in acquisition, development repositioning, financing, management and leasing activities. See "Security Ownership of Certain Beneficial Owners and Management."

        Mr. Gordon has served as a director since October 1990. Mr. Gordon is Executive Vice President of Loeb Partners Realty LLC or its predecessor company, real estate companies in New York, New York. He also holds an interest in Loeb Investors Co. XL, a real estate investment company in New York, New York. See "Security Ownership of Certain Beneficial Owners and Management."

        Mr. Krolick has been a director of the Company since January 2001. Mr. Krolick is a managing director of Crédit Lyonnais Securities (USA), Inc. located in New York City and the head of the real estate investment banking activities of Crédit Lyonnais worldwide. Prior to his present position, Mr. Krolick was a senior managing director of a specialized securities firm that he co-founded with other persons who were formerly associated with Lazard Frères & Co. llc in New York, NY. For nearly twenty years before becoming an investment banker he practiced law as a municipal bond attorney. Mr. Krolick is a member of the New York Bar Association and admitted to practice in the courts of the State of the New York and the United States of America including the U.S. Tax Court. See "Security Ownership of Certain Beneficial Owners and Management."

        Mr. Mashburn has been a director of the Company since January 2001. Mr. Mashburn is Chief Executive Officer/President of the SGI Advisory, Inc. ("SGI"), a real estate investment-banking group in New York City, New York. Since 1998, he has served as Chief Executive Officer of United Golf Group, a company that owns and operates golf courses. See "Security Ownership of Certain Beneficial Owners and Management."

        Mr. Rothwell has served as President, Chief Executive Officer, and a director of the Company since September 1, 1991. For the prior eight years, Mr. Rothwell was Executive Vice President of Salt Lake Investment Company, a real estate development company in Salt Lake City, Utah. Mr. Rothwell has also been a consultant in the real estate development industry for approximately sixteen years as President of Realty Advisors, a real estate development and consulting company in Salt Lake City, Utah. Mr. Rothwell was awarded the Certified Commercial Investment Member ("CCIM") designation in 1979 and the Counselor of Real Estate ("CRE") designation in 1984. See "Security Ownership of Certain Beneficial Owners and Management."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information regarding the compensation for the Company's Chief Executive Officer for the last three fiscal years. No other executive officer received total annual salary and bonus in excess of $100,000 during any of the three years presented.

		Annual Compensation			Long-Term Compensation
Name and Principal Position
	Year	Salary		Bonus(2)	Options
Hank Rothwell,(1) President, Chief Executive Officer	2002 2001 2000	$ $ $	149,443 152,024 135,510	— — —	— — —

(1)
Mr. Rothwell currently has an incentive stock option to purchase 33,333 shares at an exercise price of $6.874 per share. The option was granted in 1994 under the Company's stock option plan and no compensation expense was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant.

(2)
The Company has employed Mr. Rothwell as its President and Chief Executive Officer since September 1, 1991. Under Mr. Rothwell's employment agreement (refer to the Section entitled "Employment Agreement" for a more complete description), Mr. Rothwell may earn incentive compensation, which is tied to the profitability of certain projects. Mr. Rothwell has not earned any incentive compensation during the three years presented.

Option/SAR Grants in Last Fiscal Year

        In 1994, the Company granted Mr. Rothwell an incentive stock option under the Company's stock option plan. No compensation was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant. Mr. Rothwell currently has the option to purchase 33,333 shares at an exercise price of $6.874 per share.

        No options or grants of stock appreciation rights ("SAR") were made in the last fiscal year to any of the executive officers of the Company.

Fiscal Year End Option Value

        The following table sets forth information regarding the number and value of unexercised options held by the Company's Chief Executive Officer as of December 31, 2002.

Name	Number of Unexercised Options at December 31, 2002	Value of Unexercised In-the-Money Options at December 31, 2002
Hank Rothwell	33,333 Shares Exercisable No Shares Unexercisable	$592,994 Exercisable(1)

(1)
The closing price of the Company's common stock on December 31, 2002, the last trading day of the year, was $17.79 per share, $10.92 per share greater than the exercise price of $6.874 per share.

Long Term Incentive Plan Awards in Last Fiscal Year

        No awards under any long-term incentive plan were made to the named executive officer during the last fiscal year.

Compensation of Directors

        The Directors of the Company received no compensation for their services as Directors during 2002 or during prior years.

Employment Agreement

        During the second quarter of 2000, the Company entered into a three-year employment agreement ("Agreement") with Hank Rothwell for Mr. Rothwell's services as President and Chief Executive Officer of the Company. The Agreement provides for an initial annual base salary of $135,000, which was to be increased annually by the lesser of either 6% or a formula based upon the Consumer Price Index, and provides for incentive compensation tied to the profitability of certain projects undertaken by the Company. Mr. Rothwell earned no incentive compensation during the years ended December 31, 2002, December 31, 2001 or December 31, 2000.

Report on Repricing of Option/SARs

        The Company adjusted in 1995 the exercise price of stock options previously awarded to the named executive officer pursuant to a one for twenty reverse stock split effected by the Company. The original exercise price of the stock options of $0.3437 per share was adjusted to $6.874 per share as a result of the reverse stock split. The Company does not consider this adjustment to have been a repricing of the options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth, as of March 5, 2003, the names of those persons known to the Company to beneficially own 5% or more of the outstanding common stock of the Company. The percentages are calculated on the basis of the 3,249,411 shares outstanding.

Name and address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Loeb Investors Co. XL(1) 61 Broadway New York, NY 10006	2,185,935	67.27%
Farley Group(2) 780 Third Avenue, Suite 3801 New York, NY 10017	386,558	11.90%
Stephen Farley(3) 780 Third Avenue, Suite 3801 New York, NY 10017	386,558	11.90%

(1)
These shares are held by Loeb Investors Co. XL. Mr. Joseph S. Lesser is the Managing Partner of Loeb Investors Co. XL, and as such, he has sole voting and disposition power with respect to such shares.

(2)
Farley Group consists of (a) Labrador Partners L.P., beneficial owner of 367,000 shares, and (b) Eileen Farley Trust (which owns 6,900 shares), John Farley Trust (which owns 6,500 shares), Trust f/b/o John S. Farley (which owns 229 shares) and Trust f/b/o Grace Farley (which owns 229 shares) and Eileen Farley (which owns 5,700 shares). Stephen L. Farley does not disclaim beneficial ownership of the shares described in clause (b).

(3)
Mr. Stephen Farley is the Managing Partner of Labrador Partners, L..P. and as such, he has sole voting and disposition power with respect to the shares owned by Labrador Partners, L.P. Mr. Farley also has beneficial ownership of the shares set forth in item (b) of footnote (2) above.

Security Ownership of Management

        The following table sets forth, as of March 5, 2003, the number of shares of common stock of the Company beneficially owned by each officer and director and all officers and directors as a group. The percentages are calculated on the basis of the 3,249,411 shares outstanding. The address for each person listed is c/o United Park City Mines Company, P.O. Box 1450, Park City, Utah 84060.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Alan L. Gordon, director(1)	2,010	*
Joseph S. Lesser, director(2)	2,185,935	67.27%
Hank Rothwell, CEO, director(3)	33,333	*
Michael R. Salmond, CFO(4)	15,000	*
Peter S. Duncan, director(5)	5,000	*
Ronald Krolick, director(5)	5,000	*
Mark Mashburn, director(5)	5,000	*
All Directors and Officers (7 persons)(6)	2,249,268	67.90%

*
Less than 1%

(1)
Loeb Investors Co. XL holds these shares. Mr. Gordon indirectly owns 2,010 shares of the Company through his ownership of an interest in Loeb Investors Co. XL; however, Mr. Joseph S. Lesser, as Managing Partner of Loeb Investors Co. XL, has the sole present voting power with respect to these shares. Mr. Gordon disclaims beneficial ownership of all but 2,010 of Loeb Investors Co, XL's shares.

(2)
Mr. Joseph S. Lesser is the Managing Partner of Loeb Investors Co. XL, and as such has beneficial ownership of the shares beneficially owned by Loeb Investors Co. XL and he has sole voting and disposition power with respect to all of the shares owned by Loeb Investors Co. XL. (Refer to "Security Ownership of Certain Beneficial Owners" section, Footnote No. 1)

(3)
Mr. Rothwell has the right to acquire 33,333 shares under a presently exercisable option.

(4)
Mr. Salmond has the right to acquire 15,000 shares under a presently exercisable option.

(5)
Mr. Duncan, Mr. Krolick, and Mr. Mashburn have the right to acquire 5,000 shares each of presently exercisable options.

(6)
The 2,249,268 shares shown as being beneficially owned by all officers and directors as a group includes the following: Joseph S. Lesser, 2,185,935 shares, Hank Rothwell, 33,333 shares, Michael R. Salmond, 15,000 shares, Peter S. Duncan, 5,000 shares, Ronald Krolick, 5,000 shares, and Mark Mashburn, 5,000.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors of the Company has two standing committees, the Audit Committee and the Executive Committee. Both committees were established as of January 31, 2001. The Board of Directors does not have a nominating or compensation committee although the Executive Committee performs similar functions. The Executive Committee is composed of Mr. Alan L. Gordon, Mr. Joseph S. Lesser and Mr. Hank Rothwell with Mr. Lesser as Chair. The Executive Committee generally has the authority to act on behalf of the full Board of directors between regularly scheduled meetings of the full Board. The Executive Committee held seven meetings during 2002. The Audit Committee membership includes Mr. Peter S. Duncan, Mr. Alan L. Gordon, Mr. Ronald S. Krolick and Mr. Mark Mashburn with Mr. Mashburn as Chair. The Audit Committee is responsible for monitoring the Company's internal accounting controls, recommending to the Board the selection of independent auditors and reviewing certain activities of the independent auditors and their reports and conclusions. The Audit Committee held five meetings during 2002.

        During the year ended December 31, 2002, the Board of Directors held one regular meeting and five special meetings. Each incumbent director attended at least 75% of the regularly scheduled and special meetings of the Board of Directors with the exception of Mr. Duncan who attended 67%.

PROPOSAL NUMBER 2
TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANT

        PricewaterhouseCoopers LLP served as the Company's independent accountants for the year ended December 31, 2002 and has so served for each year since 1977. During 2002, PricewaterhouseCoopers LLP performed services and consulted with the Company on various matters for fees and expenses as follows:

1. Audit and review fees	$54,070
2. Financial information systems design and implementation	$—
3. All other fees	$52,957

        The Board of Directors has selected PricewaterhouseCoopers LLP to continue as the independent accountants to the Company for the fiscal year ending December 31, 2003, and recommends that our stockholders ratify that selection at the Meeting.

        It is expected that representatives of PricewaterhouseCoopers LLP will attend the Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANT.

AUDIT COMMITTEE REPORT*

        On June 4, 2002, the Company's Board affirmed the Audit Committee Charter (see exhibit A). The Charter states that the Committee will assist the Board in fulfilling its oversight responsibilities by performing the following functions: monitoring the integrity of the financial reporting process and internal controls; monitoring the independence and performance of the independent auditors; and facilitating communication between the Board, management and the independent auditors.

        In performing those functions for the year ended December 31, 2002, the Committee completed a number of procedures, including those specified in the Charter. In particular, the Committee:

  •
  Reviewed and discussed the Company's audited consolidated financial statements for the year 2002 with the Company's management and the independent accountants.

  •
  Reviewed and discussed with the independent accountants the quality and appropriateness of the Company's internal controls and reporting procedures.

  •
  Discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants ("AICPA").

  •
  Received the written disclosures and letter from the independent accountants required by Standard No. 1, Independence Discussions with Audit Committees, as supplemented, promulgated by the AICPA's Independence Standards Board, and discussed with the independent accountants their independence.

        Based upon the reviews and discussions referred to above, and the report of the independent accountants, the Committee recommended to the Board that the Company's audited consolidated financial statements for the year 2002 be included in its Annual Report to Shareholders and its Annual Report to the Securities and Exchange Commission on Form 10-KSB, and the Board concurred.

        *—Submitted by the Audit Committee of the Company's Board of Directors: Mark Mashburn (Chair), Peter S. Duncan, Alan L. Gordon and Ronald S. Krolick.

        Three of the four Audit Committee members are independent under the New York Stock Exchange listing standards. The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference into any such filing.

STOCKHOLDER PROPOSALS

        In accordance with rules of the Securities and Exchange Commission, stockholders of the Company may present proposals to the Company for inclusion in the Company's Proxy Statement prepared in connection with its next regular annual meeting of stockholders. Proposals to be included in the Company's Proxy Statement prepared in connection with its 2004 annual meeting of stockholders must be received by the Company no later than November 30, 2003 in order to be considered for inclusion. The Board of Directors will review any proposal that is received by that date and determine whether it is a proper proposal to present to the annual meeting of stockholders in 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that United Park's directors and officers, and persons who own more than 10% of United Park's common stock, file initial reports of ownership and reports of changes in ownership of their stock with the Securities and Exchange Commission. Directors, officers and 10% or more shareholders are required by Securities and Exchange Commission regulations to furnish United Park with copies of all the forms they file under those regulations.

        To United Park's knowledge, and based solely on its review of the copies of the reports received by United Park, United Park believes that, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to United Park's officers, directors and 10% or more shareholders were complied with in a timely manner.

RELATED PARTY TRANSACTIONS

        The majority stockholders have advanced funds to the Company during 2002 and 2003. Mr. Joseph S. Lesser and Mr. Alan L. Gordon are principles to the majority stockholder and are nominees to the Board of Directors.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the Meeting, the holders of proxies will vote the shares represented by them in their discretion. The Board of Directors may read the minutes of the 2002 Annual Meeting of Stockholders and make reports. However, stockholders will not be requested to approve or disapprove such minutes or reports.

        In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, telegraph, or cable. The Company will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

ANNUAL REPORT TO STOCKHOLDERS

        A copy of the Company's 2002 Annual Report to Stockholders is enclosed. The Annual Report is a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. The stockholders are urged to read the 10-KSB including Section 6, "Management's Discussion and Analysis or Plan of Operation." The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 is also available on the website maintained by the Securities and Exchange Commission. The Company's Annual Report to Stockholders does not constitute proxy soliciting materials.

By Order of the Board of Directors,

Michael R. Salmond, Secretary

Park City, Utah
May 1, 2003

Exhibit A—Audit Committee Charter of the Board of Directors.

I.    PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, and legal compliance; and the Corporation's auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  •
  Review and appraise the audit efforts of the Corporation's independent accountants.

  •
  Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section V of this Charter.

II.    COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Additional meaning of independence is found in section III of this Charter. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  INDEPENDENCE REQUIREMENT OF AUDIT COMMITTEE MEMBERS

        In addition to the definition of Independent provided above in section II. "Composition", the following restrictions shall apply to every audit committee member:

        1.    Employees. A director who is an employee (including non-employee executive officers) of the company or any of its affiliates may not serve on the audit committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the company, the director could serve on the audit committee after three years following the termination of the relationship between the company and the former parent or predecessor.

        2.    Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the company, or (ii) who has a direct business relationship with the company (e.g., a consultant) may serve on the audit committee only if the company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the company, to the director, and, if applicable, to the organization with which the director is affiliated.

          "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the audit committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the company.

        3.    Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the company's executives serves on that corporation's compensation committee may not serve on the audit committee.

        4.    Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the company or any of its affiliates cannot serve on the audit committee until three years following the termination of such employment relationship.

IV.  MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with V.3 below.

V.    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

        1.    Review and update this Charter periodically, at least annually, as conditions dictate.

        2.    Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

        3.    Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

        4.    Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

        5.    Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

        6.    Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

        7.    In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

        8.    Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

        9.    Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, or management.

Process Improvement

        10.  Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

        11.  Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

        12.  Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

        13.  Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Legal Compliance

        14.  Ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

        15.  Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

        16.  Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

        17.  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY

FRONT OF PROXY CARD

UNITED PARK CITY MINES COMPANY
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Stockholders
May 20, 2003

The undersigned stockholder of united park city mines company ("Company") hereby appoints Hank Rothwell and Michael R. Salmond, or either of them, proxies with full power of substitution to act for and on behalf of the undersigned and to vote all stock standing in the name of the undersigned as of the close of business on April 9, 2003, which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held on Tuesday, May 20, 2003, at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, commencing at 10:00 A.M. (Mountain Daylight Time), and at any and all adjournments thereof, upon all matters properly coming before the Meeting.

COMMENTS:	CHANGE OF ADDRESS:

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies named above cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

BACK OF PROXY CARD
Preliminary Copies—Confidential

☒ Please mark your votes as in this example.

		For	Withheld	Nominees:			For	Withheld	Abstain
1.	Election of Directors	☐	☐	Joseph S. Lesser Peter S. Duncan Alan L. Gordon Ronald S. Krolick Mark Mashburn Hank Rothwell	2.	Ratify the Appointment of PricewaterhouseCoopers LLP	☐	☐	☐
For, except vote withheld from the following nominee(s):

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting

Change of Address/ ☐ Comments on Reverse Side

This proxy when properly executed will be voted in the manner directed herein. In the event that no designation (i.e. "For," "Withheld," "Against," "Abstain") is made, the proxies named on the reverse side hereof intend to vote the shares to which this proxy relates "For" item 1 and "For" item 2. The proxies will vote in their discretion on any other matters properly coming before the Meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at said Meeting or any adjournment thereof.
SIGNATURE (S)	Date

Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or guardian, please give full title as such.

QuickLinks

PERSONS MAKING THE SOLICITATION
STOCKHOLDERS ENTITLED TO VOTE
PROPOSAL NUMBER 1 TO ELECT SIX DIRECTORS TO THE BOARD OF DIRECTORS
Exhibit A—Audit Committee Charter of the Board of Directors.